SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                         LUNA MEDICAL TECHNOLOGIES, INC.
                            -------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
         (State or Other Jurisdiction of Incorporation or Organization)

                                   98-0207745
                      (I.R.S. Employer Identification No.)


201-2001 McCallum Road, Abbotsford, British Columbia       V2S 3N4
(Address of Principal Executive Offices)                  (Zip Code)

                             Agreement of Employment
                             with Dr. James Swanney
                            (Full Title of the Plan)

       Dr. James Swanney, 201-2001 McCallum Road, Abbotsford, B.C. V2S 3N4
                     (Name and Address of Agent for Service)

                                  604.807.9948
          (Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                          Amount             Proposed maximum        Proposed maximum
       Title of securities                to be               offering price            aggregate              Amount of
         to be registered             registered(1)            per share(2)           offering price        registration fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value            500,000                   $0.40                 $200,000                $52.80
============================================================================================================================

(1) Consists of 500,000 shares pursuant to the Agreement of Employment.

(2) Based upon the average bid and asked prices of the Company's common stock in over-the-counter trading on November 17, 2000. Value stated for purpose of calculating the registration fee.


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

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) and are not required to be filed with this Registration Statement. The information required by Part I to be specified in the Section 10(a) prospectus not specified in this Part I is omitted from this Registration Statement in accordance with the provisions of Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act") and in compliance with the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

Luna Medical Technologies, Inc. (the "Company") incorporates the following documents by reference in this Registration Statement:

     (a) The Company's latest Annual Report on Form 10-KSB for the year ended March 31, 2000, filed with the Securities and Exchange Commission on July 14, 2000;

     (b) All reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the fiscal year ended March 31, 2000;

     (c) The description of the Company's common stock specified in Item 11 in the Second Amendment to the Company's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on November 23, 1999, in which there are described the terms, rights and provisions applicable to the Company's outstanding common stock; and

     (d) All other documents filed by the Company after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities.  Not applicable.

Item 5. Interests of Named Experts and Counsel. No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or the Company's "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter,


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

voting trustee, director, officer, or employee of the Company, at any time prior to the filing of this Registration Statement.

Item 6. Indemnification of Directors and Officers. The Company's Articles of Incorporation limit, to the maximum extent permitted by Nevada law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Company's Bylaws provide that the Company shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Nevada law.

The indemnification laws of the State of Nevada generally allow indemnification, in matters not involving the right of the corporation, to an agent of the corporation if such agent acted in good faith, in a manner such agent reasonably believed to be in or not opposed to the best interests of the corporation and in the case of a criminal matter, had no reasonable cause to believe the conduct of such agent was unlawful; provided that there shall be no indemnification for matters in which such agent shall have been adjudged to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that a court of competent jurisdiction determines that indemnification is proper.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 MAY BE PERMITTED AS TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND, THEREFORE, IS UNENFORCEABLE.

Item 7. Exemption from Registration Claimed.

     Any restricted securities to be offered or resold pursuant to this Registration Statement were issued pursuant to an exemption pursuant to Regulation S.


Item 8. Exhibits.

5      Opinion of Stepp & Beauchamp LLP

10     Agreement of Employment with Dr. James Swanney

15 Previously filed on August 21, 2000, with the Commission as an exhibit to Quarterly Report on Form 10-QSB

23.1   Consent of Stepp & Beauchamp LLP (contained in its


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

       opinion filed as Exhibit 5 to this Registration Statement)

23.2   Consent of Williams & Webster, P.S.

24.    Power  of  Attorney   appears  above  the  "Signature"   section  in  the
       Registration Statement


Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to specify in the prospectus any facts or events occurring after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information specified in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be specified in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post- effective amendment by those clauses is specified in periodic reports filed by the Company pursuant to the provisions of Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability pursuant to the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.


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

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The Company hereby undertakes that, for purposes of determining any liability pursuant to the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising pursuant to the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Company is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

The Company, as the registrant hereunder, and each person whose signature appears below, hereby appoints Dr. James Swanney as attorney-in-fact, with full power of substitution, to execute, in the name and on behalf of the Company and on behalf of each person, individually and in each capacity stated below, one or more post-effective amendments to this Registration Statement as the attorney-in-fact, and to file any such post-effective amendments to this Registration Statement with the Securities and Exchange Commission.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies it has reasonable grounds to believe that the Company satisfies all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on this 17th day of November, 2000.

LUNA MEDICAL TECHNOLOGIES, INC., a Nevada corporation


/s/ Dr. James Swanney
--------------------------------
Dr. James Swanney,  President

/s/ Elizabeth A. Findlay
--------------------------------
Elizabeth A. Findlay, Secretary Pro Tem

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 17, 2000, who are the directors of the registrant's board of directors and who shall administer and enforce the Agreement of Employment with Dr. James Swanney.

Signature and Title


/s/ Dr. James Swanney
--------------------------------
Dr. James Swanney,  Chairman of the Board, Director


/s/ Elizabeth A. Findlay
--------------------------------
Elizabeth A. Findlay,  Director


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